Exhibit 2

EXECUTION VERSION

SUPPLEMENTAL CUSTODIAN, SHARE CHARGE AND

ADDITIONAL SHARE CHARGE DEED

dated 5 June 2020

between

CHAMPION SHINE TRADING LIMITED (Normal;（凱耀 貿 易有限 公司 ）

as Client

ALPHA MEZZANINE INVESTMENT LIMITED

as Lender

MADISON PACIFIC TRUST LIMITED

as Custodian

and

MADISON PACIFIC TRUST LIMITED

as Security Agent

relating to a Securities Custodian Agreement dated 19 June 2018,

a Share Charge dated 19 June 2018 and an Additional Share Charge dated 22 August 2018

THIS DEED is dated 5 June 2020 and made

BETWEEN:

(1)

Champion Shine Trading Limited （凱耀貿易有限公司）, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and company number 1065916 (the Client);

(2)

Alpha Mezzanine Investment Limited, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability with registered office at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands and company number 1978493 as Lender (the Lender);

(3)	Madison Pacific Trust Limited as Custodian (the Custodian); and

(4)	Madison Pacific Trust Limited, as Security Agent for and on behalf of the Lender (the Security Agent).

BACKGROUND

(A)

This Deed is supplemental to and amends: (i) a securities custodian agreement dated 19 June 2018 between, among others, the Client and the Lender (the Custodian Agreement); (ii) the Share Charge; and (iii) the Additional Share Charge.

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Amended Additional Share Charge means the Additional Share Charge as amended by this Deed.

Amended Custodian Agreement means the Custodian Agreement as amended and restated by this Deed.

Amended Loan Agreement means the Loan Agreement as amended and restated by the Second Supplemental Agreement.

Amended Share Charge means the Share Charge as amended by this Deed.

Second Supplemental Agreement means the supplemental agreement amending and restating the Loan Agreement dated on or about the date of this Deed.

1	Supplemental Custodian, Share Charge and Additional Share Charge Deed

1.2	Construction

(a)	Capitalised terms defined in the Custodian Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)

The provisions of clause 1.1 (Definitions and Interpretations) of the Custodian Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Custodian Agreement are to be construed as references to this Deed.

(c)

References to the Client, the Lender, the Custodian or the Security Agent shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Transaction Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Transaction Documents.

1.3	Third party rights

(a)

Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of this Deed, the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.

2.	AMENDMENTS

(a)	The Custodian Agreement is amended so that it reads as if it were restated in the form set out in Schedule 1 (Amended Custodian Agreement).

(b)	The Share Charge is amended by:

(i)	deleting the word “and” at the end of paragraph (i) of clause 1.2, replacing the “.” at the end of paragraph (j) of clause 1.2 with “; and” and adding an additional paragraph (k) as below:

“(k)

References to the Client, the Lender, the Custodian or the Security Agent shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Transaction Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Transaction Documents.”; and

(ii)	deleting clause 3.3 (Security) and replacing it with:

“3.3

The Chargor undertakes to the Security Agent and the Secured Party to comply with section 6.7 of the Loan Agreement. If the Floating Pledge Ratio falls below 2.00 at any time or if the aggregate value of the Ordinary Shares and ADSs purchased by the Chargor but not having been charged reach US$3,000,000 and as a result of which such purchased Ordinary Shares shall be charged under this Charge pursuant to section 6.7(a) of the Loan Agreement, the Chargor shall, within ten (10) Business Days, charge such number of the Supplemental Shares calculated pursuant to section

6.7	of the Loan Agreement to the Security Agent (the “Charge Adjustment”).

2	Supplemental Custodian, Share Charge and Additional Share Charge Deed

If the Chargor fails to make the Charge Adjustment and charge the Supplemental Shares to the Security Agent pursuant to the provisions of this Clause 3.3, the Security Agent shall be entitled to seek all remedies, whether in law or equity, existing by statute, common law, or otherwise, including without limitation, specific performance and liquidated damages.”.

(c)	The Additional Share Charge is amended by:

(i)	deleting the word “and” at the end of paragraph (i) of clause 1.2, replacing the “.” at the end of paragraph (j) of clause 1.2 with “; and” and adding an additional paragraph (k) as below:

“(k)

References to the Client, the Lender, the Custodian or the Security Agent shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Transaction Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Transaction Documents.”;

(ii)	deleting clause 3.3 (Security) and replacing it with:

“3.3

The Chargor undertakes to the Security Agent and the Secured Party to comply with section 6.7 of the Loan Agreement, as substantively replicated here in Schedule 4 (Monitoring Requirements) for reference purposes only. In addition, the parties hereto agree as follows:

(a)

If the Floating Pledge Ratio drops below 2.00 on the Regular Monitoring Date as calculated by the Security Agent on behalf of the Secured Party, the Security Agent shall promptly and in any event no later than one (1) Business Day from the Regular Monitoring Date, provide written notice to the Chargor with copy to the Lender (the “Top Up Notice”), requesting the Chargor to charge to the Security Agent such number of the Supplemental Shares as calculated by the Security Agent, within ten (10) Business Days of the date of the Top Up Notice.

(b)

If the aggregate value of the Ordinary Shares and ADSs purchased by the Chargor but not having been charged reach US$3,000,000 and as a result of which such purchased ADSs shall be charged under this Charge pursuant to section 6.7(a) of the Loan Agreement, or, if after the First Drawdown Date, the average closing price of ADSs during any consecutive five (5) trading days shall be lower than 75% of the closing price of the immediate preceding trading date of such five (5) trading days, and following such five (5) trading days the Floating Pledge Ratio drops below 2.00, the Secured Party may send a written notice to the Chargor with copy to the Security Agent (“Lender Top Up Notice”), requesting the Chargor to charge to the Security Agent such number of the Supplemental Shares calculated by the Secured Party pursuant to section 6.7 of the Loan Agreement, within ten (10) Business Days after receipt of Lender Top Up Notice.

(c)

Within ten (10) Business Days after receipt of a Top Up Notice or a Lender Top Up Notice (the “Prescribed Timeline”), the Chargor shall charge to the Security Agent such number of Supplemental Shares as set out in the Top Up Notice or the Lender Top Up Notice (as the case may be) (the “Charge Adjustment”), provided that, if the Charge Adjustment can’t be made by the Chargor pursuant to this Clause 3.3 because the Chargor does not hold additional ADSs, the Chargor may instead charge 3 Supplemental Custodian, Share Charge and Additional Share Charge Deed the corresponding number of Ordinary Shares (calculated on the basis of 1 ADS equals to 4 Ordinary Shares) to the Security Agent pursuant to the Share Charge.

3	Supplemental Custodian, Share Charge and Additional Share Charge Deed

(d)

If the Chargor fails to make the Charge Adjustment and charge the Supplemental Shares (or corresponding Ordinary Shares) to the Security Agent pursuant to the provisions of this Clause 3.3, the Security Agent (acting under the instruction of the Secured Party) shall be entitled to seek all remedies, whether in law or equity, existing by statute, common law, or otherwise, including without limitation, specific performance and liquidated damages.”; and

(iii)	deleting the text in schedule 4 (Monitoring Requirements) and replacing it with:

“For the purposes of the Security Agent monitoring the Floating Pledge Ratio and in accordance with Clause 3.3(a) of the Additional Share Charge, this Schedule 4 is here to replicate the monitoring requirements under section 6.7 of the Loan Agreement.

Section 6.7 of the Loan Agreement (Pledge Supervision)

(a)

Upon charging 14,300,000 Ordinary Shares of the Company in favor of the Lender pursuant to the Share Charge, the Initial Pledge Ratio (as defined below) is around 2.1. The ADSs purchased by the Borrower shall be deposited into the Custody Account promptly after each Securities Purchase and the Ordinary Shares purchased by the Borrower shall be deposited with the Custodian promptly after each Securities Purchase, and the purchased ADSs and the Ordinary Shares shall also be charged in favor of the Lender promptly at the demand of the Lender, provided that the Lender may only demand so when the aggregate value of the Ordinary Shares and/or the ADSs (as the case may be) purchased by the Borrower but not having been charged in favor of the Lender reach US$3,000,000 (such purchased Ordinary Shares shall be charged pursuant to the Share Charge while such purchased ADSs shall be charged in favor of the Lender pursuant to a charge over ADSs to be signed by the Borrower and the Security Agent in a form reasonably satisfactory to the Lender and the Borrower, the “Additional Share Charge”).

(b)

In the event that at any time the Floating Pledge Ratio falls below 2.00, the Borrower must, within ten (10) Business Days of such event, charge more ADSs and, if sufficient ADSs are not available, Ordinary Shares owned by the Borrower so that the Floating Pledge Ratio is no less than 2.00.

(c)	For purposes of this Section 6.7, the following terms shall have the meaning ascribed to them below:

Initial Pledge Ratio = (Market Value of the Charged Ordinary Shares + the Loan) / the Loan;

Floating Pledge Ratio = (Market Value of the Charged Ordinary Shares + Market Value of the Charged ADSs + market value of Additional Assets (if agreed by the Borrower and the Lender after the date of the Second Supplemental Agreement)) / the Purchase Price;

Purchase Price = US$ 28,042,200 ; and

Unutilized Portion of the Loan = amount of Loan drawn down but not used by the Borrower + amount of Loan not already drawn down.

Market Value in this Section 6.7(c) means, for any date, the average closing price or fair value (if applicable) of the ADSs (or, in the case of Ordinary Shares, such price as converted from ADSs) during any consecutive five (5) trading days immediately preceding that date.”.

4	Supplemental Custodian, Share Charge and Additional Share Charge Deed

3.	REPRESENTATIONS

3.1	Custodian and Client Representations

Each of the Custodian and the Client represents and warrants to the other that:

(a)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)	it has the power and authority to execute, deliver and to perform its obligations under this Deed (and under any other documentation required in connection herewith); and

(c)	its obligations under this Deed (and under any other documentation as aforesaid) constitute its legal, valid and binding obligations.

3.2	Custodian Agreement

Each party to this Deed makes the representations and warranties given by it in clause 9.2 of the Custodian Agreement on the date of this Deed. Each representation or warranty under this Deed shall be deemed to be made by reference to the facts and circumstances then existing and as if references to the Custodian Agreement are references to the Amended Custodian Agreement.

3.3	Client Representations

The Client represents and warrants to the Security Agent and undertakes that:

(a)

the Client is a BVI business company incorporated with limited liability under the BVI Business Companies Act, 2004 (as amended), is in good standing at the Registry of Corporate Affairs and is validly existing under the laws of the British Virgin Islands (BVI);

(b)

this Deed constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of the Security Agent’s rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(c)

the execution, delivery, observance and performance by the Client of this Deed will not require the Client to obtain any licences, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;

(d)

it has obtained all the necessary authorisations and consents to enable it to enter into this Deed and the necessary authorisations and consents will remain in full force and effect in all material respects at all times during the subsistence of the security constituted by this Deed; and

(e)

the execution, delivery, observance and performance by the Client of this Deed will not constitute an Event of Default (as defined in the Loan Agreement) or trigger any enforcement under any Security Interest (as defined in the Share Charge) in the Client’s assets.

5	Supplemental Custodian, Share Charge and Additional Share Charge Deed

3.4	Share Charge and Additional Share Charge

The Client makes the representations and warranties given in clause 5 of the Share Charge and clause 5 of the Additional Share Charge on the date of this Deed. Each representation or warranty under this Deed shall be deemed to be made by reference to the facts and circumstances then existing and as if references to the Share Charge or the Additional Share Charge are references to the Amended Share Charge or Amended Additional Share Charge (as applicable).

4.	COSTS AND EXPENSES

The Client shall within five (5) Business Days of the date of this Deed reimburse the Custodian and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Custodian and the Security Agent (as applicable) in connection with the negotiation, preparation, printing, execution and perfection of this Deed.

5.	CONSENTS

(a)	Each party to this Deed:

(i)	confirms its acceptance of the Amended Custodian Agreement;

(ii)	agrees that it is bound as party by the terms of the Amended Custodian Agreement.

(b)	The Client:

(i)	confirms its acceptance of the Amended Share Charge and the Amended Additional Share Charge; and

(ii)	agrees that it is bound as party by the terms of the Amended Share Charge and Amended Additional Share Charge.

6.	SECURITY

(a)	The Client confirms that:

(i)

any Security created by it under the Amended Share Charge and the Amended Additional Share Charge extends to the obligations of the Client under the Amended Loan Agreement subject to any limitations set out in the Amended Share Charge or the Amended Additional Share Charge, as applicable;

(ii)

the obligations of the Client arising under the Amended Loan Agreement are included in the Secured Obligations (as defined in the Amended Share Charge and the Amended Additional Share Charge, as applicable) subject to any limitations set out in the Amended Share Charge or Amended Additional Share Charge (as applicable); and

(iii)

the Security Interests (as defined in the Amended Share Charge and the Amended Additional Share Charge, as applicable) created by it under the Amended Share Charge and the Amended Additional Share Charge continue in full force and effect on the terms of the Amended Share Charge and the Amended Additional Share Charge (as applicable).

6	Supplemental Custodian, Share Charge and Additional Share Charge Deed

(b)	No part of this Deed will create, creates or is intended to create, a registrable Security Interest (as defined in the Amended Share Charge and the Amended Additional Share Charge, as applicable).

7.	MISCELLANEOUS

(a)	Each of this Deed, the Amended Custodian Agreement, the Amended Share Charge and the Amended Additional Share Charge is a Transaction Document.

(b)	Subject to the terms of this Deed:

(i)	the Custodian Agreement will remain in full force and effect and the Custodian Agreement and this Deed will be read and construed as one document;

(ii)	The Share Charge will remain in full force and effect and the Share Charge and this Deed will be read and construed as one document; and

(iii)	The Additional Share Charge will remain in full force and effect and the Additional Share Charge and this Deed will be read and construed as one document.

8.	GOVERNING LAW

This Deed is governed by Hong Kong law.

9.	ENFORCEMENT

(a)

Any dispute, controversy or claim, or difference of any kind whatsoever arising out of, relating to or in connection with this Deed, including the existence, validity, interpretation, performance, breach or termination, the validity, scope and enforceability of this arbitration provisions and any dispute regarding no-contractual obligations arising out of or relating to it (the Dispute) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center (the HKIAC) in accordance with the HKIAC Administered Arbitration Rules (the HKIAC Rules) in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Clause 9, including the provisions concerning the appointment of arbitrators, the provisions of this Clause 9 shall prevail.

(b)	The law of this arbitration clause shall be Hong Kong law.

(c)	The seat of arbitration shall be Hong Kong.

(d)	The number of arbitrators shall be one (1) and shall be nominated by HKIAC. The language of the arbitration proceedings and written decisions or correspondence shall be English.

(e)

The parties hereto expressly consent to the joinder of additional part(ies) in connection with the Transaction Documents to the arbitration proceedings commenced hereunder and/or the consolidation of arbitration proceedings commenced hereunder with arbitration proceedings commenced pursuant to the arbitration agreements contained in the Transaction Documents. In addition, the parties hereto expressly agree that any disputes arising out of or in connection with this Deed and the other Transaction Documents concern the same transaction or series of transactions.

(f)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

7	Supplemental Custodian, Share Charge and Additional Share Charge Deed

(g)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(i)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Deed shall continue to be performed except with respect to the part in Dispute and under adjudication.

THIS DEED has been executed and delivered as a deed on the date stated at the beginning of this Deed.

8	Supplemental Custodian, Share Charge and Additional Share Charge Deed

SCHEDULE 1

AMENDED CUSTODIAN AGREEMENT

9	Supplemental Custodian, Share Charge and Additional Share Charge Deed

EXECUTION VERSION

Among

Champion Shine Trading Limited （凱耀貿易有限公司）

as Client

Alpha Mezzanine Investment Limited

as Lender

And

Madison Pacific Trust Limited

as Custodian

And

Madison Pacific Trust Limited

as Security Agent

AMENDED SECURITIES CUSTODIAN AGREEMENT

THIS SECURITIES CUSTODIAN AGREEMENT (this “Agreement”) originally dated June 19, 2018 as amended pursuant to the Supplemental Custodian, Share Charge and Additional Share Charge Deed (as defined below) by and among:

(1)

Champion Shine Trading Limited （凱 耀 貿 易 有 限 公 司 ）， a company incorporated and existing under the laws of the British Virgin Islands with company registration number 1065916 whose registered address is Vistra Corporate Services Centre, Wickhams Cay II Road Town Tortola, VG1110, British Virgin Islands. (the “Client”);

(2)

Alpha Mezzanine Investment Limited, a company incorporated and existing under the laws of the British Virgin Islands with company registration number 1978493 whose registered address is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands as Lender (the “Lender”);

(3)

Madison Pacific Trust Limited, a company incorporated and existing under the laws of Hong Kong, whose registered address is 54F Hopewell Centre, 183 Queen’s Road, East, Wanchai, Hong Kong as Custodian (the “Custodian”); and

(4)

Madison Pacific Trust Limited, a company incorporated and existing under the laws of Hong Kong, whose registered address is 54F Hopewell Centre, 183 Queen’s Road, East, Wanchai, Hong Kong as Security Agent for and on behalf of the Lender (the “Security Agent”).

WHEREAS

(A)	The Client wishes to appoint the Custodian to provide custodial services and the Custodian is willing to perform such services on the terms and conditions contained in this Agreement.

NOW, THEREFORE, it is agreed as follows:

1.	Definitions and Interpretations

Acceleration Date means the date on which the Custodian receives notice from the Security Agent that Security has become enforceable.

Additional Share Charge means the charge over ADSs to be entered into among the Client, the Lender and the Security Agent pursuant to the Loan Agreement.

ADS means American Depositary Shares (the “ADS”, each representing four Ordinary Shares) of China Distance Education Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands and listed on New York Stock Exchange, Inc. under the symbol “DL”, held by the Client.

Confirmatory Additional Share Charge means the confirmatory additional share charge over ADSs entered into between the Client, the Lender and the Security Agent on or about the date of the Supplemental Custodian, Share Charge and Additional Share Charge Deed.

Confirmatory Share Charge means the confirmatory charge over shares with respect to 14,300,000 Ordinary Shares and any additional Ordinary Shares in the Company held by the Client in favour of the Security Agent and the Lender, to be entered into on or about the date of the Supplemental Custodian, Share Charge and Additional Share Charge Deed.

Custody Account has the meaning ascribed thereto in Clause 2.1

Custody Funds The amount deposited into the Custody Account by the Lender pursuant to the Loan Agreement by way of two separate tranches shall be the aggregate sum of US$25,000,000. The Custody Fund does not accrue or pay any interest.

Instructions means any of the Joint Instruction, Client Instruction and Security Agent Instruction.

Loan Agreement means the loan agreement dated June 19, 2018 between the Client, Zhu Zhengdong and Yin Baohong (the “Founders”) and the Lender in respect of a facility in the principal amount of US$25,000,000 to be extended to the Client in two tranches.

Onshore Share Pledge means the PRC law governed share pledge to be granted by ZHU Zhengdong （朱正家） in favour of the Transferee Lender on or about the date of the Second Supplemental Agreement over shares in Beijing Zhengbao Yucai Education Technology Company Limited by Shares （北京正保育才教育科技股份有限公司）.

Ordinary Shares means ordinary share of the Company with par value of US$0.0001 each (as appropriately adjusted for share splits, share dividends, recapitalizations and the like).

Release Date means the date on which the Custodian receives notice from the Security Agent that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and all Security has been released and discharged.

Second Supplemental Agreement means the supplemental agreement amending and restating the Loan Agreement entered into by the Client and the Lender on or about the date of the Supplemental Custodian, Share Charge and Additional Share Charge Deed.

Security means the security:

(a)	over the Charged Shares (as defined in the Share Charge) created pursuant to the Share Charge;

(b)	over the Charged Shares (as defined in the Confirmatory Share Charge) created pursuant to the Confirmatory Share Charge;

(c)	over the Charged ADSs (as defined in the Loan Agreement) created pursuant to the Additional Share Charge; and/or

(d)	over the Charged ADSs (as defined in the Loan Agreement) created pursuant to the Confirmatory Additional Share Charge.

Share Charge means the charge over shares between the Client, the Lender and the Security Agent dated June 19, 2018.

Signing Date means June 19, 2018.

Supplemental Agreement means the supplemental agreement amending the Loan Agreement and entered into between the Client and the Lender dated November 8, 2018.

Supplemental Custodian, Share Charge and Additional Share Charge Deed means the supplemental agreement amending and restating this Agreement and amending the Share Charge and the Additional Share Charge and entered into between the Client, the Lender, the Security Agent and the Custodian dated 5 June 2020.

Transaction Documents means this Agreement, the Loan Agreement, the Share Charge, the Confirmatory Share Charge, the Additional Share Charge, the Confirmatory Additional Share Charge, the Onshore Share Pledge, the Supplemental Loan Agreement, the Second Supplemental Loan Agreement, the Supplemental Custodian, Share Charge and Additional Share Charge Deed and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

Transferee	Lender means Abax Asian Structured Private Credit Fund III, LP.

1.1	In this Agreement, unless the context requires otherwise:

1.1.1.	The headings are inserted for convenience only and do not affect the interpretation of this Agreement;

1.1.2.

references to Clauses and Schedules are to clauses of and schedules to, this Agreement, references to this Agreement include its Schedules and references to a part or paragraph are to a part or paragraph of a Schedule to this Agreement;

1.1.3.

references to the Client, the Lender, the Custodian, the Transferee Lender or the Security Agent shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Transaction Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or co-trustee or co-agent in accordance with the Transaction Documents;

1.1.4.

references to this Agreement or any other Transaction Document or to any specified provision therof are to this Agreement or other Transaction Document as from time to time amended in accordance with the terms of this Agreement or other Transaction Document with the agreement of the relevant parties;

1.1.5.

words importing the singular include the plural and vice versa, words importing a gender include every gender and references to a person include an individual, corporation, partnership, any unincorporated body of persons and any government entity; and

1.1.6.	references to time are to Hong Kong time.

2.	Appointment of Custodian

2.1

The Client authorizes the Custodian, and the Custodian agrees, (i) to maintain on the terms of this Agreement a securities account with Deutsche Bank (“Custody Account”) for the deposit of ADSs purchased with Custody Funds (“Purchased ADSs”) and Custody Funds from time to time received by, transferred to or held under the direction or control of the Custodian for the account of the Client, (ii) to custody the original share certificates of any Ordinary Shares purchased with Custody Funds (the “Share Certificates”) before such Share Certificates are delivered to the Security Agent pursuant to the Share Charge or Confirmatory Share Charge (as applicable) (the Custody Funds and the Purchased ADSs deposited in the Custody Account and the Share Certificates are collectively referred to as the “Assets”).

2.2

The Custody Funds and the Purchased ADSs shall be held by the Custodian in the Custody Account until all or part of them have been transferred out from the Custody Account pursuant to this Agreement. The Custodian shall be responsible for the safekeeping of the Assets, as custodian for the account of the Client on and subject to the terms of this Agreement.

2.3	The Custodian shall not be responsible for any act or omission or for the solvency of the custodian bank or its sub custodians as may be specified from time to time in Annexure 2.

2.4	The current Custody Account details are listed in Annexure 2. The Custodian will notify the Client and the Lender of any changes to the Custody Account details immediately after such changes.

3.	Instructions to the Custodian

3.1

On (and including) the Signing Date until (but excluding) the earlier to occur of the Acceleration Date and the Release Date, the Client hereby irrevocably instructs and authorises the Custodian to: comply with the terms of any notice or instruction received from and jointly signed by the Lender and Client relating to the Custody Account (each a “Joint Instruction”, template as set out in Annexure 3), including without limitation any instruction to transfer any part of the Custody Funds to the broker of the Client or any sellers. All such Purchased ADSs shall be deposited into the Custody Account and the Share Certificates representing all such Purchased Ordinary Shares shall be deposited with the Custodian promptly after each purchase. For the avoidance of doubt, the creation, operation and release of Security over the Ordinary Shares and/or ADSs deposited into the Custody Account and/or deposited with the Custodian shall be subject to the terms of the Share Charge, the Confirmatory Share Charge, the Additional Share Charge and the Confirmatory Additional Share Charge (as applicable).

3.2

Subject to Clause 4.3 below, the Client, the Lender and the Security Agent agree, and the Custodian acknowledges, that: on and from the Release Date, the Custodian shall comply with the terms of any instruction received from and signed by the Client relating to the Custody Account (each a “Client Instruction”) provided that all amounts which the Custodian determines to be owed to it by the Client in accordance with the Fee Letter have been settled in full.

3.3

On and from the Acceleration Date to and including the Release Date, the Client hereby irrevocably instructs and authorises the Custodian to comply with the terms of any notice or instruction received from and signed by the Security Agent, which is directed by the Lender pursuant to the Share Charge, the Confirmatory Share Charge, the Additional Share Charge or the Confirmatory Additional Share Charge, relating to the Custody Account (each a “Security Agent Instruction”), without any further permission from the Client, including without limitation any instruction to pay or transfer all or part of the Assets to any person nominated by the Security Agent and any instruction to pay any such amounts to the Security Agent or any person the Security Agent nominates. The Client is deemed to have ratified and adopted each such Security Agent Instruction.

3.4

The list of officers or such other persons (each an “Authorised Person”) of the Lender, the Security Agent and the Client authorised as prior to or at the Signing Date to act on their behalf in the giving of Joint Instructions, Security Agent Instructions or Client Instructions (as applicable) under this Agreement is notified to the Custodian or set out in Annexure 1. The Custodian shall be entitled to rely upon the continued authority of an Authorised Person to give instructions and so act on behalf of the Lender, the Security Agent or the Client (as applicable) until the Custodian receives written notice from the Lender, the Security Agent or the Client (as applicable) to the contrary.

3.5

Subject to Clause 3.6 below, the Custodian is hereby authorised to at any time do, or refrain from doing, any act without reference to the Lender, the Security Agent or the Client, which the Custodian may consider necessary or desirable to enable it to hold and administer the Custody Account in accordance with the terms of this Agreement.

3.6

In respect of any Joint Instruction, Security Agent Instruction or Client Instruction (in each case made in accordance with this Agreement) relating to the disbursement of sums or securities from any Custody Account, such Joint Instruction, Security Agent Instruction or Client Instruction shall be received by the Custodian at or before 10 a.m. on the day before the payment date which is a Business Day if same day value disbursement is required.

3.7	The Custodian ordinarily will confirm instructions by telephone to the number listed in Annexure 1 or otherwise notified to the Custodian in accordance with Clause 3.4 above.

3.8

Except as otherwise agreed by the Custodian, the Custodian shall not be required to take any actions to comply with any Joint Instructions, Client Instructions or Security Agent Instructions or to take any other action hereunder if there are insufficient monies and /or ADSs standing in the Custody Account to cover the costs of such action in the event that payment is to be made on behalf of the Client.

3.9

If any Joint Instructions, Client Instructions or Security Agent Instructions are illegible, unclear and/or ambiguous, the Custodian shall refuse to execute such instructions until any ambiguity or conflict has been resolved to its satisfaction.

3.10

The Custodian may refuse to execute any Joint Instructions, Client Instructions or Security Agent Instructions if in the Custodian’s opinion they are outside the scope of its duties under this Agreement or are contrary to any applicable law, rule or other regulatory requirement.

3.11

The Custodian may at any time do, or refrain from doing, any act without reference to the Client or the Authorized Person listed in Annexure 1 or notified to the Custodian in accordance with Clause 3.4 above) if in the Custodian’s reasonable discretion it is considered necessary to do so. In the event that no suitable or timely Instructions have been received by the Custodian, then the Custodian shall be authorized to take such action as it considers appropriate in the circumstances.

3.12	The Custodian shall not be liable for any consequence of its reliance upon any Instructions or requests or representations or documents that the Custodian considers genuine.

4.	Fees and Expenses

4.1	The Client agrees to pay the Custodian’s fees in accordance with the engagement and fee letter dated 13, June 2018 (the “Fee Letter”).

4.2

The Custodian shall be entitled to withhold the Assets in an appropriate and reasonable amount to cover any expenses or indemnification, unless the Custodian has received indemnification to its reasonable satisfaction in respect of such expenses (including being fully pre-funded).

4.3

Where significant or unusual additional work is required that was not anticipated at the time of engagement, additional time-based charges may apply in accordance with the Fee Letter or, if required by law, notified to the Client. The Client is responsible for all third-party expenses in relation to this Agreement.

5.	Duties of the Custodian

5.1

The duties of the Custodian shall be to receive and deliver or dispose the Share Certificates, the Purchased ADSs and Custody Funds upon receipt of an Instruction. For the avoidance of doubt, if no ADSs purchased with Custody Funds has been deposited into the Custody Account within two (2) months after the deposit of any portion of the Custody Funds into the Custody Account, any and all remaining portion of the Custody Funds shall be returned to the Lender, who shall hold such Custody Funds on behalf of the Client tentatively.

5.2

The Custodian will operate the Custody Account in accordance with the terms of this Agreement and in no event, will own or be deemed to beneficially own or have any other interest in any of the Assets.

6.	Duties of the Client

6.1

It is the Client’s obligation to provide promptly to the Custodian information regarding the source of the Assets if requested, both at the execution of this Agreement and at various times throughout this Agreement.

6.2

The Client agrees to provide the Custodian with all ‘know your client’ documentation (such as verification of identity and / or other relevant information, including evidence of source of ownership of the Assets), both upon execution of this Agreement and at various times throughout this Agreement, as required. The Client agrees to supply or facilitate the supply of such information to the Custodian promptly on request. The Client agrees to provide the Custodian with copies of all documents and other relevant materials as the Custodian may require for the performance of its duties hereunder.

6.3	The Custodian reserves the right to suspend the operation of the Custody Account until it has received and is satisfied with the requested documentation in accordance with this Clause 6.

6.4	The Client will ensure there are sufficient Custody Funds or ADSs in the Custody Account to enable the Custodian to execute any Instruction.

6.5

The Client agrees to provide the Custodian and the Security Agent with a copy of any amendment to the Loan Agreement promptly upon execution of such amendment. Neither the Custodian nor the Security Agent shall be deemed to have knowledge of any such amendment to the Loan Agreement until a copy of has been provided to the Custodian or the Security Agent (as applicable).

7.	Reporting and Information

7.1

At the request of the Client or the Lender, the Custodian shall provide reports and/or statements of account relating to the Custody Account. In the absence of the filing with the Custodian by the Client of exceptions or objections to any information, report, statement, confirmation, note or other document within 30 days of the date of receipt thereof, the Custodian shall have no responsibility for any errors or omissions therein and the Client shall be deemed to have approved the contents thereof and accepted responsibility for all of its obligations appearing therein.

7.2

The Client and the Lender shall promptly upon the request of the Custodian or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Custodian or the Security Agent (for itself) in order for the Custodian or the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.

8.	Non-exclusivity

8.1

The services provided to the Client by the Custodian under this Agreement shall be deemed non-exclusive, and nothing contained in or implied by this Agreement shall be construed from providing similar services to or entering into similar agreements with any customers or other persons.

9.	Representations and Warranties

9.1	Each of the Custodian and the Client represents and warrants to the other that:

9.1.1.	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

9.1.2.	it has the power and authority to execute, deliver and to perform its obligations under this Agreement (and under any other documentation required in connection herewith); and

9.1.3.	its obligations under this Agreement (and under any other documentation as aforesaid) constitute its legal, valid and binding obligations.

9.2

The Client represents and warrants the lawfulness of all Client Instructions and Joint Instructions (in such case, only in respect of the instruction from the Client) given by it to the Custodian. The Lender represents and warrants the lawfulness of all Joint Instructions (in such case, only in respect of the instruction from the Lender) given by it to the Custodian. The Security Agent represents and warrants the lawfulness of all Security Agent Instructions given by it to the Custodian. The Client further represents and warrants to the Custodian that it is the beneficial owner of the Assets (or otherwise has all the necessary authorizations and consents to enable it to deal with the Assets) and, if it is acting as trustee, manager or otherwise in a representative capacity in relation to the Assets or the Custody Account, that it is fully empowered to enter into and perform its obligations under this Agreement (and under any other documentation as aforesaid) and to grant the rights and remedies to the Custodian contained herein and therein.

10.	Scope of Responsibility and Indemnity

10.1

The Custodian is not acting under this Agreement as manager or investment adviser to the Client, and responsibility for the selection, acquisition and disposal of the Assets remain with the Client at all times. The Custodian shall have no obligation to explain or warn of any risks taken or to be taken by the Client.

10.2

Neither the Custodian, the Security Agent, their directors, employees nor agents have any liability whatsoever to the Client under this Agreement for any losses, costs, damages or expenses which may directly or indirectly result from the Custodian, the Security Agent or them acting in accordance with this Agreement (other than as may arise directly by reason of their own fraud, wilful misconduct or gross negligence).

10.3

The Client shall not assert or seek to assert against the Custodian, the Security Agent or any of their directors or employees any claim the Client might have or allege against the Custodian, the Security Agent or any of them in respect of any of the matters referred to in this Agreement (other than as may arise by reason of their own fraud, wilful misconduct or gross negligence).

10.4

The Client undertakes to indemnify and keep indemnified the Custodian, the Security Agent and their directors, employees and agents against all claims, actions, demands, liabilities, proceedings or judgments (other than as may arise by reason of their fraud, wilful misconduct or gross negligence) which the Custodian or the Security Agent or any of their directors, employees and agents may suffer or incur or which are brought against the Custodian or the Security Agent or any of them and against all losses, costs, charges, liabilities and expenses incurred in relation to the exercise or performance by the Custodian, the Security Agent, their directors, employees and agents of their duties under and in connection with this Agreement, including without limitation, any costs or other amounts which may be incurred or suffered in bringing or defending any proceedings under or in connection with this Agreement.

11.	Term and Termination

11.1	This Agreement shall commence on the date hereof and shall continue until terminated by either the Custodian or the Lender upon 30 days’ prior written notice to the other.

11.2

If notice of termination is given by the Custodian, the Client shall, within 30 days following the receipt of such notice, deliver a written notice to the Custodian specifying the new account details where the Custodian shall transfer the Assets. The Custodian shall not be under any obligation to transfer the Assets to the new account specified as aforesaid until payment of all amounts which it determines to be owed to it in accordance with the Fee Letter has been settled in full.

11.3	The Custodian shall be entitled to receive fees until the Release Date.

11.4	The Custodian reserves the right to suspend or terminate work if a payment on account is not made within a reasonable period of time.

12.	Assignment

12.1

No party other than the Lender may, without the prior written consent of all the other parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

13.	Notices

13.1

Any notice or other communication to be given under this Agreement must be in writing in the English language and will be served by delivering it personally or sending it by post, e-mail, facsimile, first class mail (or its equivalent) or (if posted to an overseas address) by airmail at the facsimile number, e-mail address or address and for the attention of the relevant party set out in Annexure 1 (or as otherwise notified by that party).

14.	Counterparts

14.1	This Agreement may be executed and delivered in counterparts, each of which will be deemed an original.

15.	Entire Agreement

15.1

This Agreement constitutes the entire agreement between the parties and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

16.	Amendments

16.1	This Agreement may not be amended or revoked unless such amendment or revocation is agreed in writing by all the parties to this Agreement.

17.	Applicable Law and Jurisdiction

17.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

17.2

Any dispute, controversy or, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, the validity, scope and enforceability of this arbitration provision and any dispute regarding no-ontractual obligations arising out of or relating to it (the “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Clause 17, including the provisions concerning the appointment of arbitrators, the provisions of this Clause 17 shall prevail.

(a)	The seat of arbitration shall be in Hong Kong.

(b)	The law of this arbitration clause shall be Hong Kong law.

(c)	The number of arbitrators shall be one (1) and shall be nominated by HKIAC. The language of the arbitration proceedings and written decisions or correspondence shall be English.

(d)

The Lender and Client hereto expressly consent to the joinder of additional part(ies) in connection with the Transaction Documents to the arbitration proceedings commenced hereunder and/or the consolidation of arbitration proceedings commenced hereunder with arbitration proceedings commenced pursuant to the arbitration agreements contained in the Transaction Documents. In addition, the Lender and Client hereto expressly agree that any disputes arising out of or in connection with this Agreement and the other Transaction Documents concern the same transaction or series of transactions.

(e)	Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the tribunal.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers on the date and year first above written

[Note: Signature pages not restated]

Annexure 1

List of Authorized Persons and Notice Information

Security Agent: Madison Pacific Trust Limited

Authorized Persons	:
Name		Signature Specimen

David Naphtali		/s/ David Naphtali

Cassandra Ho		/s/ Cassandra Ho
Fax Number	:	+852 2599 9501
Address	:	54F Hopewell Centre, 183 Queen’s Road, East, Wanchai, Hong Kong
Attention	:	David Napthali
Telephone Number	:	+852 2599 9500
Email address	:	agent@madisonpac.com

Lender; Alpha Mezzanine Investment Limited

Fax Number	:	/
Address	:	1503, Level 15, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Attention	:	Sherry Xu
Telephone Number	:	+852 3518 8048
Email address		xiao.xu@cdhfund.com

Client: Champion Shine Trading Limited （凱耀 貿 易有限 公司 ）

Authorized Persons

Name	Signature Specimen
ZHU Zhengdong	/s/ ZHU Zhengdong

Fax Number	+86 10-8233-7887
Address	18th Floor, Xueyuan International Tower, 1 Zhichun Road, Haidian District, Beijing 100083
Attention	ZHU Zhengdong
Telephone Number	+86 10-8231-9999
Email address	bsec@cdeledu.com

Custodian: Madison Pacific Trust Limited

Fax Number	+852 2599 9501
Address	54F Hopewell Centre, 183 Queen’s Road, East, Wanchai, Hong Kong
Attention	Jonathan Hatch
Telephone Number	+852 2599 9500
Email address	escrow@madisonpac.com

Annexure 2

Custody Account Details

Receiving Account Bank	Deutsche Bank Trust Company Americas, New York
Receiving Account Bank SWIFT	BKTRUS33
CHIPS UID	061968
Receiving Account Holder	Deutsche Bank AG, Singapore Branch
Receiving Account Number	04 411 229
Note:	FFC: MADISON PACIFIC TRUST LIMITED A/c No.2001014-05-5

Annexure 3

PAYMENT INSTRUCTION

From:	[ ]

To:	Madison Pacific Trust Limited

Dated:	[ ]

Dear Sirs

[Client Name] - Custodian Agreement dated [ ] (the “Agreement”)

1.	We refer to the Agreement.

2.	This is a payment instruction in accordance with Clause [ ] of the Agreement.

3.	Terms defined in the Agreement have the same meaning in this payment instruction unless given a different meaning in this payment instruction.

4.	We hereby instruct the Custodian to make the payment as set out hereunder:

(a)	Payment Date: [ ]

(b)	Currency of payment: [ ]

(c)	Amount: [ ]

(d)	Receiving Account Bank: [ ]

(e)	Receiving Account Holder: [ ]

(f)	IBAN No.: [ ]

(g)	SWIFT: [ ]

5.	This payment request is irrevocable.

(Signature page for the Instruction)

For and on behalf of

[	]

Name:
Title:

SIGNATORIES

Client

SIGNED, SEALED and DELIVERED	)
as a deed by Champion Shine Trading	)
Limited （凱耀貿易有限公司）	)

by ZHU Zhengdong	)	/s/ ZHU Zhengdong
who, in accordance with the laws of	)
the British Virgin Islands,	)
is authorised to execute this Deed	)
)
)
)
in the presence of:	)

Witness’ Signature: /s/ WANG Zhi

Name: WANG Zhi

Lender

ALPHA MEZZANINE INVESTMENT LIMITED

By:

Custodian

MADISON PACIFIC TRUST LIMITED

By: /s/ Cassandra Liuise Ho
Cassandra Liuise Ho

Security Agent

MADISON PACIFIC TRUST LIMITED

By: /s/ Cassandra Liuise Ho
Cassandra Liuise Ho
	10	Supplemental Custodian, Share Charge and Additional Share Charge Deed